UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 20, 2017

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                          Entry into a Material Definitive Agreement.

In connection with the need for additional office space as a result of recent recruitment efforts, on November 21, 2017, we, as guarantor, and our wholly owned UK subsidiary CRA International (UK) Limited (together with CRA International, Inc., “CRA”), as tenant, entered into an Agreement for Lease for new office space in London, UK with Mitsubishi Estate London Limited, as landlord (the “Agreement for Lease”). Under the Agreement for Lease, our UK subsidiary will lease (the “Lease”) part of the third floor of the office building located at 8 Finsbury Circus in London, subject to certain works being completed by the landlord and the entry into additional related documentation.  Following an initial rent-free period, annual fixed rent for the office space will be determined based on an official measurement of the space, but not to exceed £497,128.05, which our UK subsidiary will begin paying 20 months following entry into the Lease (excluding insurance costs, VAT and other customary operating costs and expenses for which our UK subsidiary will be responsible). The rent under the Lease is subject to increase every five years, based on rental market conditions at that time. The landlord has agreed to pay to our UK subsidiary an aggregate amount to be determined based on an official measurement of the space, plus VAT, to cover costs incurred by our UK subsidiary in connection with the installation of carpets in the leased property.  The Lease expires on May 19, 2031.

Also in connection with our recruitment activities, we and our UK subsidiary entered into a Transaction Agreement on November 20, 2017 with IMSWorld Publications Ltd., IMS Health Technology Solutions Norway AS, IMS Health GmbH & Co. OHG and IQVIA Inc. (collectively, “QuintilesIMS”), and five former QuintilesIMS employees now employed by CRA: Joanne Clark, Walter Colasante, Eva Marchese, Carla Niven and Andras Ruppert (the “Former Employees,” and such agreement, the “Transaction Agreement”).  Pursuant to the Transaction Agreement, the parties agreed to certain terms and conditions relating to the Former Employees’ employment agreements with QuintilesIMS, including, among other things, the modification of certain employment restrictions and the treatment of ongoing confidentiality obligations relating to the Former Employees, and to settle certain claims among the parties to the agreement. CRA has paid QuintilesIMS under the Transaction Agreement consideration in the aggregate amount of $5,840,000.

Copies of the Agreement for Lease and the Transaction Agreement are attached as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K and incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Number	Title
10.1	Agreement for Lease dated November 21, 2017 by and among Mitsubishi Estate London Limited, CRA International (UK) Limited and CRA International, Inc.

10.2

Transaction Agreement dated November 20, 2017 by and among IMSWorld Publications Ltd., IMS Health Technology Solutions Norway AS, IMS Health GmbH & Co. OHG, IQVIA Inc., CRA International, Inc., CRA International (UK) Limited and the Former Employees

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: November 27, 2017	By:	/s/ Chad M. Holmes
Chad M. Holmes
Chief Financial Officer, Executive Vice President and Treasurer